Exhibit 99

NEWS RELEASE

STANDEX INTERNATIONAL CORPORATION ■ SALEM, NH 03079 ■ TEL (603) 893-9701 ■ WEB www.standex.com

STANDEX REPORTS FISCAL FOURTH QUARTER AND FISCAL YEAR 2024 FINANCIAL RESULTS

●	In Q4 FY24, Sales Declined 4.3% with Contributions from Acquisitions and Fast Growth Markets Partially Offsetting Organic Decline; Fast Growth Market Sales Increased ~13% YOY to $27 Million
●	Q4 FY24 GAAP Operating Margin of 15.1%; Adjusted Operating Margin of 16.0%, Up 60 bps Sequentially and YOY
●	Record Profit and Cash Generation in FY24:
○	GAAP Gross Margin of 39.1%; Adjusted Gross Margin of 39.4%, up 90 bps YOY
○	GAAP Operating Margin of 14.1%; Adjusted Operating Margin of 15.8%, up 60 bps YOY
○	Free Cash Flow Generation of $73 Million
●	Continued Investments to Support Growth; R&D Spend Increased $3.3 Million to 2.8% of Sales in FY24
●	In FY25, Plan to Release Over a Dozen New Products, At Least One in Every Business, Contributing Over 100 bps of Growth; Fast Growth Market Sales Expected to Grow >20% and Exceed $110 million
●	Continued Improvement in General Market Conditions Expected to Lead to Healthier Backdrop for Growth in 2H FY25

SALEM, NH – August 1, 2024 – Standex International Corporation (NYSE: SXI) today reported financial results for the fourth quarter of fiscal year 2024 ended June 30, 2024.

Summary Financial Results - Total
($M except EPS and Dividends)	4Q24	4Q23	3Q24	Y/Y	Q/Q
Net Sales	$180.2	$188.3	$177.3	-4.3%	1.7%
Operating Income – GAAP	$27.1	$28.5	$21.8	-4.7%	24.3%
Operating Income – Adjusted	$28.7	$29.1	$27.3	-1.0%	5.1%
Operating Margin % - GAAP	15.1%	15.1%	12.3%	0	bps	+ 280	bps
Operating Margin % - Adjusted	16.0%	15.4%	15.4%	+ 60	bps	+ 60	bps
Net Income from Continuing Ops – GAAP	$19.7	$20.2	$15.9	-2.5%	23.5%
Net Income from Continuing Ops – Adjusted	$20.9	$21.2	$20.7	-1.3%	1.0%

EBITDA	$33.9	$35.6	$28.4	-4.9%	19.3%
EBITDA margin	18.8%	18.9%	16.0%	- 10	bps	+ 280	bps
Adjusted EBITDA	$35.5	$36.2	$34.5	-2.0%	2.9%
Adjusted EBITDA margin	19.7%	19.2%	19.5%	+ 50	bps	+ 20	bps

Diluted EPS – GAAP	$1.66	$1.68	$1.35	-1.2%	23.0%
Diluted EPS – Adjusted	$1.76	$1.76	$1.75	0.0%	0.6%
Dividends per Share	$0.30	$0.28	$0.30	7.1%	0.0%

Free Cash Flow	$22.2	$32.8	$19.3	-32.3%	15.3%
Net Debt to EBITDA	0.0	x	-0.2	x	0.0	x	NM	NM

Fourth Quarter Fiscal 2024 Results

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We concluded our fiscal year with yet another solid operational performance in the fourth quarter, which demonstrates the resilient character of our employees to adapt and execute on initiatives under our control, despite continued softness in general market conditions. Sales from fast growth markets such as electric vehicles, renewable energy, smart grid, and the commercialization of space increased 13% year-on-year to $27 million in fiscal fourth quarter 2024. We achieved adjusted gross margin of 38.7% and adjusted operating margin of 16.0%, up 60 bps sequentially and year-on-year. Four of our business segments finished the quarter with operating margin above 20%. From a cash perspective, we generated free operating cash flow of $22.2 million in the fourth quarter, which represented 112% of GAAP net income.”

“Following record profitability in fiscal year 2023, we delivered new records in fiscal year 2024 in adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, and free cash flow. We remain optimistic about our long-term operating margin potential as we leverage better general market conditions and a higher sales contribution from new products and new applications.”

“We remain confident about the secular trends in our fast growth end markets. In fiscal year 2024, our fast growth market sales grew 13% year-on-year to $94 million. We anticipate sales into fast growth end markets to accelerate over our long-term target time horizon and beyond, as secular trends develop.”

“We are beginning fiscal year 2025 in a strong position for continued improvements in financial performance. Our balance sheet remains in a strong position to consider an active funnel of organic and inorganic opportunities.”

Outlook

In the fiscal first quarter 2025, on a sequential basis, the Company expects similar to slightly higher revenue, as higher sales into fast growth markets are mostly offset by less favorable project timing in the Engineering Technologies segment. The Company expects sequentially similar to slightly higher gross margin and slightly lower to similar adjusted operating margin due to higher investments in selling, marketing, and R&D.

In fiscal year 2025, the Company expects general market conditions to stabilize in the first half and strengthen in the second half. The Company plans to release over a dozen new products, at least one in every business, which it expects will contribute over 100 bps of incremental growth. Sales from fast growth markets are expected to grow above 20% year-on-year and exceed $110 million.

Fourth Quarter Segment Operating Performance

Electronics (45% of sales; 45% of segment operating income)

	4Q24	4Q23	% Change
Electronics ($M)
Revenue	80.4	79.9	0.6%
GAAP Operating Income	16.1	16.8	-4.0%
GAAP Operating Margin %	20.1	21.0
Adjusted Operating Income*	16.5	16.8	-2.2%
Adjusted Operating Margin %*	20.5	21.0

* Excludes purchase accounting expenses of $0.3M associated with Minntronix in Q4 FY24

Revenue increased approximately $0.5 million or 0.6% year-on-year reflecting a 14.6% benefit from recent acquisitions, mostly offset by a foreign currency impact of 1.6% and an organic decline of 12.3%. The organic decline was due to continued softness in the appliances and general industrial end markets in China and Europe and prior overstocking in certain large customer accounts. Adjusted operating income decreased approximately $0.4 million or 2.2% year-on-year due to lower volume, mostly offset by contribution from recent acquisitions and realization of pricing and productivity initiatives.

Electronics segment backlog realizable in under one year of approximately $95 million decreased 27% year-on-year. The segment had a book to bill ratio of 0.76 in the fiscal fourth quarter.

In fiscal first quarter 2025, on a sequential basis, the Company expects similar to slightly higher revenue, driven by higher sales into fast growth end markets, and similar adjusted operating margin, as higher investments in selling, marketing, and R&D offset pricing and productivity initiatives.

Engraving (18% of sales; 11% of segment operating income)

	4Q24	4Q23	% Change
Engraving ($M)
Revenue	32.7	42.4	-22.8%
Operating Income	3.9	7.9	-50.0%
Operating Margin %	12.0	18.6

Revenue decreased approximately $9.7 million or 22.8% year-on-year reflecting a 21.0% organic decline, primarily due to delays in new platform rollouts in North America, and a foreign currency impact of 1.9%. Operating income decreased approximately $3.9 million or 50.0% year-on-year due to the slower demand in North America.

In fiscal first quarter 2025, on a sequential basis, the Company expects moderately higher revenue and operating margin due to more favorable project timing in Europe and Asia.

Scientific (10% of sales; 14% of segment operating income)

	4Q24	4Q23	% Change
Scientific ($M)
Revenue	17.5	18.3	-4.1%
Operating Income	4.9	4.7	5.7%
Operating Margin %	28.1	25.5

Revenue decreased approximately $0.8 million or 4.1% year-on-year reflecting lower demand from retail pharmacies. Operating income increased approximately $0.2 million or 5.7% year-on-year as productivity actions and lower freight costs were partially offset by the impact of lower volume.

In fiscal first quarter 2025, on a sequential basis, the Company expects similar revenue and slightly lower operating margin due to R&D investments and higher freight cost.

Engineering Technologies (14% of sales; 15% of segment operating income)

	4Q24	4Q23	% Change
Engineering Technologies ($M)
Revenue	25.3	21.8	15.7%
Operating Income	5.3	3.1	70.4%
Operating Margin %	20.9	14.2

Revenue increased approximately $3.4 million or 15.7% year-on-year primarily driven by improvement in the aviation end markets, more favorable project timing, and growth in new applications. Operating income increased approximately $2.2 million or 70.4% year-on-year reflecting leverage on higher sales and pricing and productivity initiatives, partially offset by investments in research and development.

In fiscal first quarter 2025, on a sequential basis, the Company expects moderately to significantly lower revenue and slightly lower operating margin due to unfavorable project timing.

Specialty Solutions (13% of sales; 15% of segment operating income)

	4Q24	4Q23	% Change
Specialty Solutions ($M)
Revenue	24.2	25.9	-6.3%
Operating Income	5.4	6.4	-16.2%
Operating Margin %	22.2	24.8

Specialty Solutions revenue decreased approximately $1.6 million or 6.3% year-on-year, reflecting normalization in the Display Merchandising business, partially offset by organic growth in the Hydraulics business. Operating income decreased approximately $1.1 million or 16.2% year-on-year due to lower volume in the Display Merchandising business, partially offset by higher volume in the Hydraulics business.

In fiscal first quarter 2025, on a sequential basis, the Company expects similar revenue and operating margin.

Capital Allocation

●

Share Repurchase: During the fiscal fourth quarter 2024, the Company did not repurchase shares. There was $33.3 million remaining on the Company’s current share repurchase authorization at the end of the fiscal fourth quarter 2024.

●

Capital Expenditures: In fiscal fourth quarter 2024, Standex’s capital expenditures were $6.5 million compared to $7.6 million in the fiscal fourth quarter of 2023. The Company now expects fiscal year 2025 capital expenditures between $35 million and $40 million. Capital expenditures were $20.3 million in fiscal 2024.

●

Dividend: On July 26, 2024, the Company declared a quarterly cash dividend of $0.30 per share, an approximately 7.1% year-on-year increase. The dividend is payable August 23, 2024, to shareholders of record on August 9, 2024.

Balance Sheet and Cash Flow Highlights

●

Net Debt: Standex had net (cash) debt of ($5.3) million on June 30, 2024, compared to ($22.3) million at the end of fiscal fourth quarter 2023. Net debt for the fourth quarter of 2024 consisted primarily of long-term debt of $148.9 million and cash and equivalents of $154.2 million.

●

Cash Flow: Net cash provided by continuing operating activities for the three months ended June 30, 2024, was $28.7 million compared to $40.4 million in the prior year’s quarter. Free cash flow after capital expenditures was $22.2 million compared to free cash flow after capital expenditures of $32.8 million in the fiscal fourth quarter of 2023.

Conference Call Details

Standex will host a conference call for investors tomorrow, August 2, 2024, at 8:30 a.m. ET. On the call, David Dunbar, President, and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through August 2, 2025. To listen to the teleconference playback, please dial in the U.S. (888) 660-6345 or (646) 517-4150 internationally; the passcode is 88790#. The audio playback via phone will be available through August 9, 2024. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures which include the impact of restructuring charges, purchase accounting, insurance recoveries, discrete tax events, gain or loss on sale of a business unit, acquisition costs, and litigation costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Turkey, India, and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of pandemics and other global crises or catastrophic events on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, defense, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; the impact of higher transportation and logistics costs, especially with respect to transportation of goods from Asia; the impact of inflation on the costs of providing our products and services; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; our ability to increase manufacturing production to meet demand including as a result of labor shortages; the impact on our operations of any successful cybersecurity attacks; and potential changes to future pension funding requirements. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Christopher Howe

Director of Investor Relations

(773) 754-5394

e-mail: InvestorRelations@Standex.com

Standex International Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands, except per share data)	2024	2023	2024	2023

Net sales	$180,194	188,327	$720,635	$741,048
Cost of sales	110,781	114,701	438,634	455,952
Gross profit	69,413	73,626	282,001	285,096

Selling, general and administrative expenses	40,974	44,579	169,599	172,335
(Gain) loss on sale of business	-	-	(274)	(62,105)
Restructuring costs	903	501	8,206	3,831
Acquisition related costs	389	70	2,622	557
Other operating (income) expense, net	-	-	110	(611)

Income from operations	27,147	28,476	101,738	171,089

Interest expense	1,300	1,237	4,544	5,405
Other non-operating (income) expense, net	266	40	2,071	1,735
Total	1,566	1,277	6,615	7,140

Income from continuing operations before income taxes	25,581	27,199	95,123	163,949
Provision for income taxes	5,893	7,013	21,532	24,796
Net income from continuing operations	19,688	20,186	73,591	139,153

Income (loss) from discontinued operations, net of tax	(97)	(17)	(517)	(161)

Net income	$19,591	$20,169	$73,074	$138,992

Basic earnings per share:
Income (loss) from continuing operations	$1.67	$1.71	$6.26	$11.78
Income (loss) from discontinued operations	-	-	(0.04)	(0.01)
Total	$1.67	$1.71	$6.22	$11.77

Diluted earnings per share:
Income (loss) from continuing operations	$1.66	$1.68	$6.18	$11.59
Income (loss) from discontinued operations	(0.01)	-	(0.04)	(0.01)
Total	$1.65	$1.68	$6.14	$11.58

Average Shares Outstanding
Basic	11,761	11,767	11,763	11,810
Diluted	11,892	12,009	11,904	12,009

Standex International Corporation
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	June 30,
(In thousands)	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$154,203	195,706
Accounts receivable, net	121,365	123,440
Inventories	87,106	98,537
Prepaid expenses and other current assets	67,421	65,570
Total current assets	430,095	483,253

Property, plant, equipment, net	134,963	130,937
Intangible assets, net	78,673	75,651
Goodwill	281,283	264,821
Deferred tax asset	17,450	14,602
Operating lease right-of-use asset	37,078	33,273
Other non-current assets	25,515	22,392
Total non-current assets	574,962	541,676

Total assets	$1,005,057	$1,024,929

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$63,364	68,601
Accrued liabilities	56,698	62,031
Income taxes payable	7,503	10,335
Total current liabilities	127,565	140,967

Long-term debt	148,876	173,441
Operating lease long-term liabilities	30,725	25,774
Accrued pension and other non-current liabilities	76,388	77,298
Total non-current liabilities	255,989	276,513

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	106,193	100,555
Retained earnings	1,086,277	1,027,279
Accumulated other comprehensive loss	(182,956)	(158,477)
Treasury shares	(429,987)	(403,884)
Total stockholders' equity	621,503	607,449

Total liabilities and stockholders' equity	$1,005,057	$1,024,929

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
(unaudited)

	Year Ended
	June 30,
(In thousands)	2024	2023

Cash Flows from Operating Activities
Net income	$73,074	138,992
Income (loss) from discontinued operations	(517)	(161)
Income from continuing operations	73,591	139,153

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,140	28,474
Stock-based compensation	9,811	11,710
Non-cash portion of restructuring charge	151	(444)
(Gain) loss on sale of business	(274)	(62,105)
Contributions to defined benefit plans	(10,238)	(451)
Net changes in operating assets and liabilities	(7,835)	(25,569)
Net cash provided by operating activities - continuing operations	93,346	90,768
Net cash provided by (used in) operating activities - discontinued operations	(690)	33
Net cash provided by (used in) operating activities	92,656	90,801
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(20,298)	(24,270)
Expenditures for acquisitions, net of cash acquired	(48,835)	-
Proceeds from the sale of business	7,774	67,023
Other investing activities	(270)	(1,190)
Net cash provided by (used in) investing activities	(61,629)	41,563
Cash Flows from Financing Activities
Proceeds from borrowings	-	224,500
Payments of debt	(25,000)	(226,200)
Contingent consideration payment	-	(1,167)
Activity under share-based payment plans	1,525	1,341
Purchase of treasury stock	(31,824)	(25,527)
Cash dividends paid	(13,902)	(12,985)
Net cash provided by (used in) financing activities	(69,201)	(40,038)

Effect of exchange rate changes on cash	(3,329)	(1,464)

Net changes in cash and cash equivalents	(41,503)	90,862
Cash and cash equivalents at beginning of year	195,706	104,844
Cash and cash equivalents at end of period	$154,203	$195,706

Standex International Corporation
Selected Segment Data
(unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands)	2024	2023	2024	2023
Net Sales
Electronics	$80,417	$79,906	$321,956	$305,872
Engraving	32,749	42,445	150,685	152,067
Scientific	17,521	18,278	68,931	74,924
Engineering Technologies	25,271	21,835	83,476	81,079
Specialty Solutions	24,236	25,863	95,587	127,106
Total	$180,194	$188,327	$720,635	$741,048

Income from operations
Electronics	$16,146	$16,819	$64,030	$68,979
Engraving	3,943	7,882	26,708	25,462
Scientific	4,926	4,660	19,000	17,109
Engineering Technologies	5,270	3,093	15,216	11,050
Specialty Solutions	5,381	6,424	19,631	25,368
Restructuring	(903)	(501)	(8,206)	(3,831)
Gain (loss) on sale of business	-	-	274	62,105
Acquisition related costs	(389)	(70)	(2,622)	(557)
Corporate	(7,227)	(9,831)	(32,183)	(35,207)
Other operating income (expense), net	-	-	(110)	611
Total	$27,147	$28,476	$101,738	$171,089

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
(In thousands, except percentages)	2024	2023	% Change	2024	2023	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Net Sales	$180,194	$188,327	-4.3%	$720,635	$741,048	-2.8%
Income from operations, as reported	$27,147	$28,476	-4.7%	$101,738	$171,089	-40.5%
Income from operations margin	15.1%	15.1%		14.1%	23.1%
Adjustments:
Restructuring charges	903	501		8,206	3,831
Acquisition-related costs	389	70		2,622	557
Litigation (settlement refund) charge	-	-		-	(882)
(Gain) loss on sale of business	-	-		(274)	(62,105)
Environmental remediation	-	-		110	271
Property insurance deductible	-	-		-	-
Purchase accounting expenses	305	-		1,768	-
Adjusted income from operations	$28,744	$29,047	-1.0%	$114,170	$112,761	1.2%
Adjusted income from operations margin	16.0%	15.4%		15.8%	15.2%
Interest and other income (expense), net	(1,566)	(1,277)		(6,615)	(7,140)
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		309	-
Life insurance benefit	-	-		-	-
Provision for income taxes	(5,893)	(7,013)		(21,532)	(24,796)
Discrete and other tax items	-	-		100	100
Tax impact of above adjustments	(396)	416		(2,964)	(353)
Net income from continuing operations, as adjusted	$20,889	$21,173	-1.3%	$83,468	$80,572	3.6%

EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations, as reported	$19,688	$20,186	-2.5%	$73,591	$139,153
Net income from continuing operations margin	10.9%	10.7%		10.2%	18.8%
Add back:
Provision for income taxes	5,893	7,013		21,532	24,796
Interest expense	1,300	1,237		4,544	5,405
Depreciation and amortization	6,994	7,200		28,140	28,474
EBITDA	$33,875	$35,636	-4.9%	$127,807	$197,828	-35.4%
EBITDA Margin	18.8%	18.9%		17.7%	26.7%
Adjustments:
Restructuring charges	903	501		8,206	3,831
Acquisition-related costs	389	70		2,622	557
Litigation (settlement refund) charge	-	-		-	(882)
(Gain) loss on sale of business	-	-		(274)	(62,105)
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		309	-
Environmental remediation	-	-		110	271
Life insurance benefit	-	-		-	-
Purchase accounting expenses	305	-		1,768	-
Adjusted EBITDA	$35,472	$36,207	-2.0%	$140,548	$139,500	0.8%
Adjusted EBITDA Margin	19.7%	19.2%		19.5%	18.8%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$28,737	$40,413		$93,346	$90,768
Add back: Voluntary pension contribution	-	-		-	-
Less: Capital expenditures	(6,533)	(7,622)		(20,298)	(24,270)
Free cash flow from continuing operations	$22,204	$32,791		$73,048	$66,498

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
Adjusted earnings per share from continuing operations	2024	2023	% Change	2024	2023	% Change

Diluted earnings per share from continuing operations, as reported	$1.66	$1.68	-1.2%	$6.18	$11.59	-46.7%

Adjustments:
Restructuring charges	0.06	0.03		0.53	0.24
Acquisition-related costs	0.02	-		0.17	0.03
Litigation (settlement refund) charge	-	-		-	(0.06)
(Gain) loss on sale of business	-	0.05		(0.02)	(5.13)
Foreign currency related (gain) loss on acquisition and divestiture activities	-	-		0.02
Environmental remediation	-	-		0.01	0.02
Discrete tax items	-	-		0.01	0.01
Purchase accounting expenses	0.02	-		0.11	-
Diluted earnings per share from continuing operations, as adjusted	$1.76	$1.76	0.0%	$7.01	$6.70	4.6%